UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2017 (April 26, 2017)

New Mountain Finance Corporation
(Exact name of co-registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Co-Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
New Mountain Finance Corporation (“NMFC”) held its 2017 Annual Meeting of Stockholders on April 26, 2017 and submitted two (2) matters to the vote of stockholders. A summary of the matters voted upon by the stockholders is set forth below.

Election of Directors:

Stockholders of NMFC elected three nominees for director, each to serve for a three-year term to expire at the 2020 Annual Meeting of Stockholders based on the following votes:

Name	FOR	WITHHELD	Broker Non-Votes
Rome G. Arnold III	32,991,329	261,646	28,464,082
Steven B. Klinsky	31,000,756	2,252,219	28,464,082
Kurt J. Wolfgruber	32,934,224	318,751	28,464,082

Ratification of the Appointment of Deloitte & Touche LLP to serve as NMFC’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Stockholders of NMFC ratified the appointment of Deloitte & Touche LLP to serve as NMFC’s independent registered public accounting firm for the fiscal year ending December 31, 2017 based on the following votes:

FOR	AGAINST	ABSTAINED	Broker Non-Votes
61,403,012	150,077	163,968	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: May 1, 2017	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary